SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 22, 2004

MRV COMMUNICATIONS, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION) 20415 NORDHOFF STREET CHATSWORTH, CA (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	06-1340090 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 91311 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (818) 773-0900

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5. Other Events.

On April 22, 2004, MRV publicly announced its statements of operations for the three months ended March 31, 2004 and 2003, and its balance sheets at March 31, 2004 and December 31, 2003. These financial statements, which are included herein as part of Item 5 of this Report, follow on pages 3 and 4 of this Report.

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MRV Communications, Inc.

Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2004	2003
Net revenue	$59,614	$51,117
Cost of goods sold	39,189	36,514

Gross profit	20,425	14,603
Operating costs and expenses:
Product development and engineering	6,338	8,736
Selling, general and administrative	18,150	11,918

Total operating costs and expenses	24,488	20,654

Operating loss	(4,063)	(6,051)
Other income (expense), net	(212)	41

Loss before minority interest and provision for taxes	(4,275)	(6,010)
Minority interest	(37)	(38)
Provision for taxes	539	428

Net loss	$(4,777)	$(6,400)

Earnings per share:
Basic and diluted loss per share	$(0.05)	$(0.06)
Weighted average number of shares:
Basic and diluted	105,504	98,930

MRV Communications, Inc.

Balance Sheets

(In thousands)

	March 31,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$79,966	$88,706
Short-term marketable securities	5,513	5,221
Time deposits	1,259	1,411
Accounts receivable, net	50,837	53,464
Inventories	41,140	35,799
Other current assets	4,617	5,379

Total current assets	183,332	189,980
Property and equipment, net	23,646	25,416
Goodwill	29,965	29,965
Long-term marketable securities	1,653	1,705
Deferred income taxes	1,888	2,594
Investments	3,063	3,063
Other assets	1,685	2,040

	$245,232	$254,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and short-term obligations	$2,549	$2,905
Accounts payable	44,401	46,811
Accrued liabilities	23,338	25,523
Deferred revenue	3,736	3,754
Other current liabilities	2,492	2,936

Total current liabilities	76,516	81,929
Long-term debt	178	200
Convertible notes	23,000	23,000
Other long-term liabilities	4,072	4,215
Minority interest	5,090	5,291
Commitments and contingencies
Stockholders’ equity	136,376	140,128

	$245,232	$254,763

Item 12 — Results of Operations and Financial Condition.

On April 22, 2004, registrant made an earnings release announcing registrant’s first quarter 2004 financial results, the text of which is set forth in Exhibit 99.1 attached hereto. All information in the press release is presented as of April 22, 2004, and registrant does not assume any obligation to update such information in the future.

On April 22, 2004, as previously announced, registrant held a teleconference and audio web cast to discuss its first quarter 2004 financial results. The script prepared for use by registrant’s executives and the Financial Highlights Overview and Highlights presented at this teleconference and web cast is furnished herewith as Exhibit 99.2. All information in the script and web cast is presented as of April 22, 2004, and registrant does not assume any obligation to update such information in the future.

The information included in this Item 12, as well as Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 27, 2004

MRV COMMUNICATIONS, INC.

By:	/s/ NOAM LOTAN

Noam Lotan
President and Chief Executive Officer